POWER OF ATTORNEY
FOR
SEC FILINGS UNDER SECTION 16


    Know all by these presents, that the undersigned hereby constitutes and appoints each of Jonathan J. Doyle, Kary Bahr and Candi James, or any of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID,
  including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Raymond James Financial, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16 (a) of the Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition or disposition of securities of the Company;

3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, and 5, or other form or report, complete and execute any amendment or amendments thereto, and timely file such form or report with the SEC and the New York Stock
  Exchange or similar authority; and

4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

    The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

    The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Law"). The undersigned further acknowledges that it is his/her responsibility to provide information to the attorneys-in-fact on a timely basis with respect to any proposed transaction that could require the filing of any Form 4 or 5, and to respond in a timely manner to all communications, notices and inquiries from the attorneys-in-fact or the Company or its representatives with respect to any proposed transaction. The undersigned further acknowledges that failure to provide information on a timely basis or to respond in a timely manner to such notices, communications and inquiries could result in the failure to make timely filing of these documents as required by the Law, which could result in violations of the Law by the undersigned, as well as public disclosure of delinquent filings by the undersigned. The undersigned further acknowledges that the responsibility for timely filing continues to be that of the undersigned and, in that regard, releases the attorneys-in-fact and the Company from any liability with respect to any action taken or omitted in good faith by them in connection with such filings.

    This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 22nd day of August 2018.




/s/ Jodi Perry
________________________
Signature

Printed Name:
Jodi Perry




Signed before me this 22nd day of August, 2018

/s/ Linda M. Champagne
________________________

Notary Public State of Florida
My Commission # FF956523
Expires April 20, 2020